Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 +1 312 853 7000 +1 312 853 7036 FAX	BEIJING BOSTON BRUSSELS CENTURY CITY CHICAGO DALLAS GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES MUNICH NEW YORK PALO ALTO	SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

May 11, 2017

US Foods Holding Corp.

9399 W. Higgins Road, Suite 500

Rosemont, IL 60018

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-1 being filed by US Foods Holding Corp., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof (such registration statement, the “462(b) Registration Statement”). The 462(b) Registration Statement relates to the offer and sale of up to 5,750,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), by the selling stockholders (the “Selling Stockholders”) named in the Company’s Registration Statement on Form S-1 (File No. 333-217325) (as amended, the “Initial Registration Statement”). The Shares are to be sold by the Selling Stockholders, together with the shares of Common Stock registered pursuant to the Initial Registration Statement, pursuant to an underwriting agreement among the Company, the Selling Stockholders and the representatives of the Underwriters named therein, the form of which has been filed as Exhibit 1.1 to the Initial Registration Statement (the “Underwriting Agreement”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the 462(b) Registration Statement (and the exhibits thereto), the Initial Registration Statement (and the exhibits thereto), the form of the Underwriting Agreement, the Company’s Amended and Restated Certificate of Incorporation, the Company’s Amended and Restated Bylaws and the resolutions adopted by the board of directors of the Company relating to the 462(b) Registration Statement, the Initial Registration Statement and the Shares. We have also examined originals, or copies of originals certified to our satisfaction, of such other agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

US Foods Holding Corp.

May 11, 2017

thereof submitted to us for examination. As to facts relevant to the opinion expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the 462(b) Registration Statement and to all references to our Firm included in or made a part of the 462(b) Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP